                                                                    EXHIBIT 10.1


                                CREDIT AGREEMENT

                                      among

                        NORTHERN BORDER PIPELINE COMPANY,
                          a Texas general partnership,

                                   as Borrower

                                  BANK ONE, NA,
                             as Administrative Agent

                                 CITIBANK, N.A.,
                              as Syndication Agent

                                BANK OF MONTREAL
                                  SUNTRUST BANK
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                             as Documentation Agents

                                       and

                         BANC ONE CAPITAL MARKETS, INC.,
                   as Sole Lead Arranger and Sole Book Manager

                            Dated as of May 16, 2002

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS..............................................................................1

         SECTION 1.1.   Defined Terms...............................................................1

ARTICLE 2  THE CREDIT FACILITY.....................................................................11

         SECTION 2.1.   Revolving Credit Facility..................................................11

           SECTION 2.1.1   Description of Facility.................................................11

           SECTION 2.1.2   Availability of Facility................................................11

           SECTION 2.1.3   [Intentionally Omitted].................................................11

           SECTION 2.1.4   Advances................................................................11

         SECTION 2.2.   Swing Loans................................................................11

           SECTION 2.2.1   Description of Swing Loans..............................................11

           SECTION 2.2.2   Availability of Swing Loans.............................................11

           SECTION 2.2.3   Borrowing and Repayment of Swing Loans..................................12

         SECTION 2.3.   Repayment..................................................................12

         SECTION 2.4.   Types of Advances..........................................................12

         SECTION 2.5.   Facility Fees..............................................................13

         SECTION 2.6.   Reduction or Cancellation..................................................13

         SECTION 2.7.   Method of Borrowing........................................................13

         SECTION 2.8.   Method of Borrowing Swing Loan.............................................13

         SECTION 2.9.   Method of Selecting Rate Options and Interest Periods......................13

         SECTION 2.10.  Minimum Amount of Each Advance.............................................14

         SECTION 2.11.  Rate after Maturity........................................................14

         SECTION 2.12.  Method of Payment..........................................................14

         SECTION 2.13.  Notes; Telephonic Notices..................................................14

         SECTION 2.14.  Interest Payment Dates; Interest Basis.....................................14

         SECTION 2.15.  Notification of Advances, Interest Rates, Prepayments and Commitment
                        Reductions.................................................................15

         SECTION 2.16.  Lending Installations......................................................15

         SECTION 2.17.  Non-Receipt of Funds by the Administrative Agent...........................15

         SECTION 2.18.  Voluntary Prepayments......................................................16

         SECTION 2.19.  Conversion and Continuation of Outstanding Advances........................16

         SECTION 2.20.  Interest...................................................................16

           SECTION 2.20.1  Interest Rates..........................................................16

           SECTION 2.20.2  Usury Recapture.........................................................16



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                                TABLE OF CONTENTS
                                   (CONTINUED)



                                                                                                  PAGE
                                                                                                  ----

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         SECTION 2.21.  Withholding Tax Exemption..................................................17

         SECTION 2.22.  Agent's Fees...............................................................19

         SECTION 2.23.  Increase of Aggregate Commitments..........................................19

ARTICLE 3  CHANGE IN CIRCUMSTANCES.................................................................20

         SECTION 3.1.   Yield Protection...........................................................20

         SECTION 3.2.   Changes in Capital Adequacy Regulations....................................20

         SECTION 3.3.   Availability of Types of Advances..........................................21

         SECTION 3.4.   Funding Indemnification....................................................21

         SECTION 3.5.   Lender Statements; Survival of Indemnity...................................21

         SECTION 3.6.   Replacement of Lenders.....................................................22

ARTICLE 4  CONDITIONS PRECEDENT....................................................................22

         SECTION 4.1.   Initial Advance............................................................22

         SECTION 4.2.   Each Loan..................................................................23

ARTICLE 5  REPRESENTATIONS AND WARRANTIES..........................................................24

         SECTION 5.1.   General Partnership Existence and Standing.................................24

         SECTION 5.2.   Authorization and Validity.................................................24

         SECTION 5.3.   No Conflict; Government Consent............................................24

         SECTION 5.4.   Financial Statements.......................................................24

         SECTION 5.5.   Material Adverse Change....................................................25

         SECTION 5.6.   Taxes......................................................................25

         SECTION 5.7.   Litigation and Contingent Obligations......................................25

         SECTION 5.8.   Subsidiaries...............................................................25

         SECTION 5.9.   ERISA......................................................................25

         SECTION 5.10.  Accuracy of Information....................................................25

         SECTION 5.11.  Representation with Respect to Regulations T, U and X......................25

         SECTION 5.12.  Compliance With Laws, Approvals, etc.......................................26

         SECTION 5.13.  Environmental Matters......................................................26

         SECTION 5.14.  Ownership of Properties; Liens.............................................26

         SECTION 5.15.  Investment Company Act.....................................................27

         SECTION 5.16.  Public Utility Holding Company Act.........................................27

         SECTION 5.17.  Insurance..................................................................27

         SECTION 5.18.  Default....................................................................27


                                      -ii-
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                                TABLE OF CONTENTS
                                   (CONTINUED)



                                                                                                  PAGE
                                                                                                  ----

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         SECTION 5.19.  Partnership Agreement; Operating Agreement.................................27

ARTICLE 6  COVENANTS...............................................................................27

         SECTION 6.1.   Affirmative Covenants......................................................27

           SECTION 6.1.1   Financial Reporting.....................................................27

           SECTION 6.1.2   Use of Proceeds.........................................................29

           SECTION 6.1.3   [INTENTIONALLY OMITTED].................................................29

           SECTION 6.1.4   Taxes and Other Charges.................................................29

           SECTION 6.1.5   Insurance...............................................................29

           SECTION 6.1.6   Compliance with Laws....................................................29

           SECTION 6.1.7   Maintenance of Properties...............................................29

           SECTION 6.1.8   Inspection..............................................................30

           SECTION 6.1.9   Maintenance of Books and Records........................................30

           SECTION 6.1.10  Pari Passu Status.......................................................30

           SECTION 6.1.11  Tariff..................................................................30

           SECTION 6.1.12  Preservation of Rights, Etc.............................................30

           SECTION 6.1.13  Shipper Credit Quality..................................................31

         SECTION 6.2.   Negative Covenants.........................................................31

           SECTION 6.2.1   Limitation on Negative Pledges..........................................31

           SECTION 6.2.2   Limitation on Other Business............................................31

           SECTION 6.2.3   Merger; etc.............................................................31

           SECTION 6.2.4   Sale of Assets..........................................................31

           SECTION 6.2.5   Investments and Acquisitions............................................31

           SECTION 6.2.6   Restrictions on Distributions...........................................32

           SECTION 6.2.7   Liens...................................................................32

           SECTION 6.2.8   Affiliates..............................................................33

           SECTION 6.2.9   Judgments...............................................................33

           SECTION 6.2.10  ERISA...................................................................33

           SECTION 6.2.11  Subsidiary Indebtedness.................................................33

         SECTION 6.3.   Financial Covenants........................................................33

           SECTION 6.3.1   Ratio of Debt...........................................................33

           SECTION 6.3.2   Coverage Ratio..........................................................33


                                      -iii-
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                                TABLE OF CONTENTS
                                   (CONTINUED)



                                                                                                  PAGE
                                                                                                  ----

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ARTICLE 7  DEFAULTS................................................................................34

         SECTION 7.1.   False Representation or Warranty...........................................34

         SECTION 7.2.   Nonpayment of Principal....................................................34

         SECTION 7.3.   Breach of Other Terms......................................................34

         SECTION 7.4.   Indebtedness...............................................................34

         SECTION 7.5.   Bankruptcy.................................................................34

         SECTION 7.6.   Appointment of Receiver....................................................35

         SECTION 7.7.   Condemnation...............................................................35

         SECTION 7.8.   Judgment...................................................................35

         SECTION 7.9.   Action to Change Tariff....................................................35

         SECTION 7.10.  Regulatory Action to Change Tariff.........................................35

         SECTION 7.11.  Partnership Agreement......................................................36

         SECTION 7.12.  Change in Operator.........................................................36

ARTICLE 8  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES..........................................36

         SECTION 8.1.   Acceleration...............................................................36

         SECTION 8.2.   Amendments.................................................................36

         SECTION 8.3.   Preservation of Rights.....................................................37

ARTICLE 9  GENERAL PROVISIONS......................................................................37

         SECTION 9.1.   Survival of Representations................................................37

         SECTION 9.2.   Governmental Regulation....................................................37

         SECTION 9.3.   Taxes......................................................................37

         SECTION 9.4.   Headings...................................................................37

         SECTION 9.5.   Entire Agreement...........................................................37

         SECTION 9.6.   Several Obligations........................................................37

         SECTION 9.7.   Expenses; Indemnification..................................................38

         SECTION 9.8.   Numbers of Documents.......................................................38

         SECTION 9.9.   Accounting.................................................................38

         SECTION 9.10.  Severability of Provisions.................................................39

         SECTION 9.11.  Nonliability of Lender.....................................................39

         SECTION 9.12.  CHOICE OF LAW..............................................................39

         SECTION 9.13.  CONSENT TO JURISDICTION....................................................39

         SECTION 9.14.  [Intentionally Omitted]....................................................39

         SECTION 9.15.  Confidentiality............................................................39


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                                TABLE OF CONTENTS
                                   (CONTINUED)



                                                                                                  PAGE
                                                                                                  ----

         SECTION 9.16.  Limitation on Agent and Lender Liability...................................40

         SECTION 9.17.  No Partners' Liability.....................................................40

         SECTION 9.18.  Usury Not Intended.........................................................41

ARTICLE 10 THE ADMINISTRATIVE AGENT................................................................41

         SECTION 10.1.  Appointment and Authority of Administrative Agent..........................41

         SECTION 10.2.  Capacity of the Agents.....................................................42

         SECTION 10.3.  No Liability of the Administrative Agent and Indemnity.....................42

         SECTION 10.4.  Employees of Administrative Agent..........................................43

         SECTION 10.5.  Reliance...................................................................43

         SECTION 10.6.  Several Commitments........................................................43

         SECTION 10.7.  Notice of Default..........................................................43

         SECTION 10.8.  Lender Credit Decision.....................................................44

         SECTION 10.9.  Successor Administrative Agent.............................................44

         SECTION 10.10. Syndication Agent, Documentation Agents, and Arranger......................45

ARTICLE 11 SETOFF; RATABLE PAYMENTS................................................................45

         SECTION 11.1.  Setoff.....................................................................45

         SECTION 11.2.  Ratable Payments...........................................................45

ARTICLE 12 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.......................................45

         SECTION 12.1.  Successors and Assigns.....................................................45

         SECTION 12.2.  Participations.............................................................46

           SECTION 12.2.1  Permitted Participants; Effect..........................................46

           SECTION 12.2.2  Voting Rights...........................................................46

           SECTION 12.2.3  Benefit of Setoff and Indemnities.......................................46

         SECTION 12.3.  Assignments................................................................47

           SECTION 12.3.1  Permitted Assignments...................................................47

           SECTION 12.3.2  Effect; Effective Date..................................................47

         SECTION 12.4.  Dissemination of Information...............................................47

         SECTION 12.5.  Tax Treatment..............................................................47

ARTICLE 13 NOTICES.................................................................................48

         SECTION 13.1.  Giving Notice..............................................................48

         SECTION 13.2.  Change of Address..........................................................48



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                                TABLE OF CONTENTS
                                   (CONTINUED)



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ARTICLE 14 COUNTERPARTS............................................................................48

PRICING SCHEDULE....................................................................................i

Exhibit A-1                -              Form of Facility Note
Exhibit A-2                -              Form of Swing Loan Note
Exhibit B-1                -              Form of Opinion of Janet Place
Exhibit B-2                -              Form of Opinion of Andrews & Kurth, L.L.P.
Exhibit C                  -              Form of Compliance Certificate
Exhibit D                  -              Form of Notice of Assignment
Exhibit E                  -              Assignment Agreement
Exhibit F-1                -              Form of New Lender Agreement
Exhibit F-2                -              Form of Commitment Increase Agreement
Schedule 5.7               -              Litigation and Contingent Liabilities
Schedule 5.14              -              Ownership of Properties; Liens
Schedule 6.2.7             -              Indebtedness and Liens

                                CREDIT AGREEMENT

         This Credit Agreement, dated as of May 16, 2002, is among Northern Border Pipeline Company, a Texas general partnership, as Borrower (the "Borrower"), the Lenders (hereinafter defined), Bank One, NA, as Administrative Agent (in such capacity, the "Administrative Agent"), Citibank, N.A., as Syndication Agent (in such capacity, the "Syndication Agent"), Bank of Montreal, SunTrust Bank, and Wachovia Bank, National Association, as Documentation Agents (in such capacity, collectively the "Documentation Agents" and collectively, with the Administrative Agent and the Syndication Agent, the "Agents"), and Banc One Capital Markets, Inc., as Sole Lead Arranger and Sole Book Manager (in such capacity, the "Arranger"). The parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. Defined Terms.

         As used in this Agreement:

         "ABR" means a fluctuating rate of interest equal to the higher of (a) the corporate base rate of interest announced by the Administrative Agent from time to time, changing when and as said corporate base rate changes, and (b) the Federal Funds Effective Rate most recently determined by the Administrative Agent, plus 1/2% per annum.

         "ABR Advance" means an Advance which bears interest at the ABR.

         "Acquisition" means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Borrower or any of the Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority of the ownership of a Person.

         "Administrative Agent" means Bank One in its capacity as Administrative Agent or any successor thereto in such capacity.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower on the same Borrowing Date, at the same Rate Option and for the same Interest Period, or a Swing Loan, as the case may be.

         "Affiliate" means a Person which, directly or indirectly, controls or is controlled by or under common control with any other Person. For purposes of this definition, the concept of "control", when used with respect to any specified Person, shall signify the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

         "Agents" means collectively, the Administrative Agent, the Syndication Agent, and the Documentation Agents in their capacity as Administrative Agent, Syndication Agent, and Documentation Agents, and not in their individual capacities as a Lender, and any successor Agents appointed pursuant to Article 10.

         "Aggregate Commitment" means $175,000,000 as reduced from time to time pursuant to the terms hereof or increased pursuant to Section 2.23 hereof.

         "Agreement" means this credit agreement, as it may be amended, modified or supplemented from time to time.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Eurodollar Advances at any time, the percentage rate per annum which is applicable at such time with respect to Eurodollar Advances as set forth in the Pricing Schedule.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the President, Vice President, Finance, and Treasurer or any vice president of the Operator, acting singly.

         "Authorized Representative" means any Authorized Officer, the Operator's Director, Finance, the Operator's Manager, Debt & Investment or the Operator's Treasury Specialist.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Borrowing Date" means a date on which an Advance is made or to be made hereunder.

         "Borrowing Notice" is defined in Section 2.9.

         "Business Day" means (i) with respect to borrowing, payment or rate selection of Eurodollar Advances, a day other than Saturday or Sunday on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day other than Saturday or Sunday on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Change" is defined in Section 3.2.

         "Closing Date" means the date the conditions of Section 4.1 are satisfied.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Compliance Certificate" is defined in Section 6.1.1(c).

         "Default" means an event or circumstance which with notice, or lapse of time, or both, will constitute an Event of Default.

         "Dollars" and "$" each mean lawful money of the United States.

         "EBITDA" means, with reference to any period, (a) Net Income plus, to the extent deducted from revenues in determining Net Income, (i) Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization and (v) non-cash losses incurred, minus, to the extent included in Net Income, non-cash gains realized, all calculated for the Borrower and its Subsidiaries on a consolidated basis for such period and (b) includes, on a pro forma basis, EBITDA of any Person acquired in accordance with Section 6.2.5 for the four fiscal quarters most recently ended prior to the date of such acquisition, provided that the EBITDA of any such acquired Person may be included in the EBITDA of the Borrower only if the Borrower provides to the Agent, prior to or simultaneously with the delivery of any Compliance Certificate including the EBITDA of such acquired Person, financial statements of such acquired Person for the fiscal year of such acquired Person most recently ended, which financial statements are (i) audited by independent certified public accountants reasonably acceptable to the Administrative Agent and including, at a minimum, a balance sheet, income statement, and statement of cash flows, or (ii) otherwise reasonably acceptable to the Administrative Agent and the Majority Lenders.

         "Environmental Laws" means any and all present Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, consent decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of hazardous materials into the environment, including, without limitation, ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials. Without limiting the foregoing, Environmental Laws shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, the Solid Waste Disposal Act, 42 U.S.C. Section 6901 et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, the

Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Emergency Planning and Community Right-to-Know-Act, 42 U.S.C. Section 11001 et seq., the Natural On Pipeline Safety Act, 49 App. U.S.C. Section 1671 et seq., the Liquid Pipeline Safety Act, 40 U.S.C. Sections 1811, 2001 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Hazardous Materials Transportation Act, 49 U.S. Section 1801 et seq., any analogous, foreign, state, and local laws, and any rules or regulations promulgated thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "ERISA Affiliate" means each Person (as defined in Section 3(a) of ERISA) which together with the Borrower or any Subsidiary of the Borrower, as applicable, would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b) and (c) of the Internal Revenue Code.

         "Eurodollar Advance" means an Advance which bears interest at the Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD or the applicable Reuters Screen for Dollars as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD or the applicable Reuters Screen for Dollars is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the arithmetic average of the rates reported to the Administrative Agent by each Reference Lender as the rate at which such Reference Lender offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of such Reference Lender's relevant Eurodollar Loan and having a maturity equal to such Interest Period. If any Reference Lender fails to provide such quotation to the Agent, then the Agent shall determine the Eurodollar Base Rate on the basis of the quotations of the remaining Reference Lender(s). Each determination of the Eurodollar Base Rate shall, be conclusive and binding, absent manifest error.

         "Eurodollar Loan" means a Loan which bears interest at the Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance or a Eurodollar Loan for the relevant Interest Period the sum of (i) the Eurodollar Base Rate applicable to such Interest Period plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded, if necessary, to the next higher 1/100th of 1%.

         "Event of Default" means an event described in Article 7.

         "Facility" means the revolving credit facility made available to the Borrower pursuant to Section 2.1.

         "Facility Fee" is defined in Section 2.5.

         "Facility Note" means a promissory note in substantially the form of Exhibit "A-1" hereto, duly executed and delivered to the Administrative Agent by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Facility Termination Date" means the date three years from the Closing Date.

         "Federal Funds Effective Rate" means, for any period a fluctuating rate of interest equal for each day during such period to (a) the weighted average of the rates on overnight Federal Funds transaction with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day by the Federal Reserve Bank of New York or (b) if such rate is not so published for any day the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.

         "FERC" means the Federal Energy Regulatory Commission and any successor agency or commission.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant hereto.

         "Hazardous Material" means (a) any "hazardous substance," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material waste or substance within the meaning of any applicable Environmental Law, all as amended or hereafter amended.

         "Indebtedness" of a Person means (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations of such Person which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations of such Person, (vi) obligations of such Person as lessee of any real or personal property (or any interest therein) which have not been or should not be, in accordance with GAAP, recorded as Capitalized Lease Obligations other than leases of property and equipment for annual rentals not in excess of $10,000,000 in the aggregate in any year, (vii) all Indebtedness for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise and
(viii) all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (except Indebtedness of others secured by Liens, neither assumed nor guaranteed by such Person nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such Person for substation, metering station, gathering line, transmission line, transportation line, distribution line or right of way purposes, and any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (viii) does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by such Person), with the amount of such Indebtedness being deemed to be the lesser of the value of such property or assets or the amount of the obligations so secured.

         "Indentures" means the Indenture, 7.75 % Senior Notes due 2009, dated as of August 17, 1999; the Indenture, 7.5% Senior Notes due 2021, dated as of September 17, 2001; and the Indenture, 6.25% Senior Notes due 2007, dated as of April 29, 2002.

         "Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries (determined in accordance with GAAP) calculated on a consolidated basis for such period.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three, six or if available from and agreed to by all Lenders, twelve months, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day in the succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, relocation, travel and similar loans and/or advances to officers and employees made in the ordinary course of business), extension of credit (other than Guaranties, accounts receivable arising in the ordinary course of business on terms customary in the trade and prepayments made and production payments acquired in the ordinary course of business), or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

         "Lenders" means the Lenders listed on the signature pages of this Agreement and their respective successors and assigns, including any Lenders that became parties hereto pursuant to Section 12.3.

         "Lending Installation" means any office, branch, subsidiary or affiliate of a Lender.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, preference, priority, lien, claim, charge, encumbrance, title or other security agreement or any interest in Property to secure payment of a debt or performance of an obligation (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

         "Loan Documents" means this Agreement, the Notes, the other relevant documents delivered by the Borrower pursuant to Section 4.1 or 4.2 hereof, and any document now or hereafter executed by the Borrower with or in favor of the Administrative Agent or any Lender in connection with this Agreement.

         "Majority Lenders" means Lenders in the aggregate having greater than 50% of the Aggregate Commitment, or if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than 50% of the aggregate unpaid principal amount of the outstanding Advances.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower to perform its obligations under any of the Loan Documents.

         "Maximum Rate" means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).

         "Moody's" means Moody's Investors Service, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

         "Negative Pledge" means, with respect to any Person, any agreement which prohibits or limits the creation by such Person of any Lien in, of or on any of the Property, assets or revenue of such Person.

         "Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries (determined in accordance with GAAP) calculated on a consolidated basis for such period.

         "Note" means a Facility Note or a Swing Line Note.

         "Note Purchase Agreements" means the Note Purchase Agreements dated as of July 15, 1992, each as amended by the Supplemental Agreement dated as of June 1, 1995 and the Letter Amendment dated October 14, 1996 with Borrower as obligor.

         "Notice of Assignment" is defined in Section 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid Facility Fees and all other obligations of the Borrower to the Lenders or to any Lender or any Agent arising under any of the Loan Documents.

         "Operating Agreement" means that certain Operating Agreement, dated February 28, 1980, between the Borrower and the Operator, as heretofore amended, modified or supplemented and as such agreement may be further amended, modified or supplemented from time to time.

         "Operator" means the Person provided for in Section 8 of the Partnership Agreement, which, at the date of this Agreement, is Northern Plains Natural Gas Company, a Delaware corporation.

         "Participants" is defined in Section 12.2.1.

         "Partner" means any one of Northern Border Intermediate Limited Partnership and TC PipeLines Intermediate Limited Partnership, or any Person substituted for any thereof as a partner pursuant to Section 10 of the Partnership Agreement or which becomes a partner pursuant to Section 11 of the Partnership Agreement.

         "Partners' Capital" means, at any time, the amount reflected as "Partners' Capital" on a consolidated balance sheet of the Borrower and its Subsidiaries as at such time, prepared in accordance with GAAP.

         "Partnership Agreement" means that certain General Partnership Agreement relating to the formation of the Borrower effective as of March 9, 1978, as heretofore amended, modified and supplemented and as such agreement may be further amended, modified or supplemented from time to time hereafter to the extent, and in the manner, permitted by the terms of this Agreement.

         "Payment Date" means the last Business Day of each calendar quarter.

         "Permitted Liens" means (i) Liens in connection with workmen's compensation, unemployment insurance or other social security or old age pension obligations (excluding, in the case of the Borrower and any Subsidiary of the Borrower, obligations covered by ERISA), (ii) Liens securing the performance of bids, tender, contracts (other than for the repayment of borrowed money or for the deferred purchase price of Property or services), leases (other than leases which constitute Indebtedness), statutory obligations, surety and appeal bonds, Liens to secure progress or partial payments made to the Borrower or any Subsidiary of the Borrower and other Liens of like nature, in each case made in the ordinary course of business, (iii) legal or equitable encumbrances deemed to exist by reason of negative pledge covenants such as that made in Section 6.2.7 and other covenants or undertakings of like nature, (iv) Liens for taxes, assessments or governmental charges which are not yet due or which are being contested in good faith and by appropriate proceedings for which adequate reserves have been established, (v) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding (excluding, in the case of the Borrower or any Subsidiary of the Borrower and the Partners, any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment that if becomes final would constitute an Event of Default under Section 7.8), (vi) mechanic's, workmen's, materialmen's construction or other like liens arising in the ordinary course of business or incident to the construction or improvement of any Property in respect of obligations (A) which are not yet due or (B) which are being contested in good faith by appropriate proceedings, (vii) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Property of the Borrower, (viii) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any Property of the Borrower, or to use such Property in a manner which does not materially impair the use of such Property for the purposes for which it is held by the Borrower, (ix) any obligations or duties affecting the Property of the Borrower to any municipality or governmental, statutory or public authority with respect to any franchise, grant, license or permit, (x) rights of a common owner of any interest in Property held by the Borrower as such common owner and tenants in common or through other common ownership and
(xi) zoning, planning and environmental laws and ordinances and municipality regulations.

         "Person" means any corporation, natural person, limited liability company, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Pipeline" means the Borrower's pipeline system and related facilities extending from a point near Port of Morgan, Montana, to a point near North Hayden, Indiana, as it may hereafter be expanded and extended.

         "Plan" means any multi-employer or single-employer plan as defined in
Section 4001 of ERISA which is maintained or contributed to, or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to, for employees of the Borrower, any Subsidiary of the Borrower, or an ERISA Affiliate.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person, and includes, without limitation, stock, partnership and limited liability company interests owned or held in any other Person by such Person.

         "Rate Option" means a Eurodollar Rate or an ABR.

         "Reference Lenders" means each of the Agents.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member Lenders of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by Lenders for the purpose of purchasing or carrying margin stocks applicable to member Lenders of the Federal Reserve System.

         "Risk-Based Capital Guidelines" is defined in Section 3.2.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Senior Notes" means the Borrower's Senior Notes issued pursuant to the Note Purchase Agreements or the Indentures.

         "Service Agreement" means an agreement in substantially the form of the U.S. Shippers Service Agreement, and any other form of firm transportation agreement, included in the Tariff, entered into between the Borrower and a Shipper, as such agreements may be amended, modified or supplemented from time to time.

         "Shipper" means any Person who is, at the time of such characterization, a party to a Service Agreement with the Borrower for the transportation of gas through the Pipeline.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of the Borrower.

         "Swing Loan" is defined in Section 2.2.1.

         "Swing Loan Sublimit" means an aggregate amount not to exceed on any date the amount of $15,000,000 (in a minimum amount of $1,000,000).

         "Swing Loan Note" means a promissory note in substantially the form of Exhibit "A-2" hereto, duly executed and delivered to the Administrative Agent by the Borrower and payable to the order of the Administrative Agent in the amount of the Swing Loan Sublimit, including any amendment, modification, renewal or replacement of such promissory note.

         "T-1R Shipper" means any Person who has, at the time of such characterization, obtained firm pipeline capacity on a release basis pursuant to
Section 27.1 of the General Terms and Conditions of the Tariff and who has executed a T-1R Service Agreement with the Borrower for the transportation of gas through the Pipeline.

         "T-1R Service Agreement", means that form of Service Agreement included in the Tariff entered into between the Borrower and a T-1R Shipper for certain firm gas transportation rights pursuant to the T-1R Rate Schedule, as such agreement may be amended, modified or supplemented from time to time.

         "Tariff" means the FERC gas tariff of the Borrower stating the terms and conditions applicable to the transportation of gas through the Pipeline, such terms and conditions consisting of the compilation on file with the FERC of the Borrower's Rate Schedules, General Terms and Conditions and related forms of Service Agreement (as each of such terms is defined in said Tariff), as amended and in effect from time to time.

         "Taxes" are defined in Section 2.21.

         "Transferee" is defined in Section 12.4.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                    ARTICLE 2

                               THE CREDIT FACILITY

         SECTION 2.1. Revolving Credit Facility.

         SECTION 2.1.1 Description of Facility. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment; provided however, that the aggregate principal amount of all outstanding Advances, including Swing Loans, shall not at any time exceed the Aggregate Commitment.

         SECTION 2.1.2 Availability of Facility. Subject to the terms of this Agreement, the Facility is available to the Borrower from the date of this Agreement to the Facility Termination Date, and subject to the other terms hereof the Borrower may borrow, repay and re-borrow, under the Facility at any time prior to the Facility Termination Date.

         SECTION 2.1.3 [Intentionally Omitted]

         SECTION 2.1.4 Advances. Each Advance hereunder (other than any Swing Loans) shall consist of borrowings made from the several Lenders in accordance with their respective Commitments. The Advances (other than any Swing Loans) shall be evidenced by the Facility Notes. The Swing Loans shall be evidenced by the Swing Loan Note.

         SECTION 2.2. Swing Loans.

         SECTION 2.2.1 Description of Swing Loans. The Administrative Agent agrees, on the terms and conditions set forth in this Agreement, to make loans (each such loan, a "Swing Loan") from time to time during the period from the date hereof to the Facility Termination Date, in an aggregate amount not to exceed the Swing Loan Sublimit; provided however, that, after giving effect to any borrowing of Swing Loans, the aggregate principal amount of all outstanding Advances shall not at any time exceed the Aggregate Commitment.

         SECTION 2.2.2 Availability of Swing Loans. Subject to the terms of this Agreement, Swing Loans are available to the Borrower from the date of this Agreement to the

Facility Termination Date, and subject to the other terms hereof the Borrower may borrow, repay and re-borrow Swing Loans at any time prior to the Facility Termination Date.

         SECTION 2.2.3 Borrowing and Repayment of Swing Loans. Swing Loans shall be borrowed in accordance with Section 2.8. Each Swing Loan shall be paid in full by the Borrower on or before the seventh (7th) day after the Borrowing Date therefor. In addition, the Administrative Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Loan, or (ii) shall on the seventh (7th) day after the Borrowing Date of any Swing Loan, require each Lender (including Bank One in its capacity as a Lender) to make a Loan in the amount of such Lender's ratable share based upon such Lender's respective Commitment of such Swing Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Loan. Not later than 12:00 p.m. (Chicago time) on the date of any notice received pursuant to this Section 2.2.3, each Lender shall make available its required Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article 13. Advances made pursuant to this Section
2.2.3 shall initially bear interest at the ABR and thereafter may be continued as ABR Advances or converted into Eurodollar Advances in the manner provided in
Section 2.19 and subject to the other conditions and limitations set forth in this Article 2. Unless a Lender shall have notified the Administrative Agent, prior to its making any Swing Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Loans pursuant to this Section 2.2.3 to repay Swing Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent (whether in its capacity as such or otherwise) or any other Person, (b) the occurrence or continuance of a Default or Event of Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2.3, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2.3, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in the applicable Swing Loan in the amount of such Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.

         SECTION 2.3. Repayment. All outstanding Loans, Swing Loans, and interest thereon, and all other unpaid Obligations, shall be paid in full by the Borrower on the Facility Termination Date.

         SECTION 2.4. Types of Advances. The Advances (other than Swing Loans which may be of the type described in Section 2.8) may be ABR Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with the terms hereof.

         SECTION 2.5. Facility Fees. The Borrower will pay a facility fee (the "Facility Fee") to the Administrative Agent for the ratable benefit of the Lenders (including the Administrative Agent in its capacity as a Lender) on the average daily amount of the Aggregate Commitment, regardless of usage, payable quarterly in arrears on each Payment Date and on the date on which the Aggregate Commitment has terminated, at a per annum rate equal to the Applicable Fee Rate on the Aggregate Commitment from the date of execution of this Agreement until termination of the Aggregate Commitment.

         SECTION 2.6. Reduction or Cancellation. The Borrower may at any time after the date hereof cancel the Aggregate Commitment in whole, or reduce the Aggregate Commitment, in a minimum amount of $5,000,000 (and in integral multiples of $1,000,000) ratably among the Lenders upon at least three (3) Business Days' prior written notice to the Administrative Agent, which notice shall specify the amount of such reduction; provided, however, no such notice of cancellation shall be effective to the extent that it would reduce the Aggregate Commitment to an amount which would be less than the aggregate outstanding principal amount of the Advances (including Swing Loans). Any notice of cancellation given pursuant to this Section 2.6 shall be irrevocable and permanent and shall specify the date upon which such cancellation is to take effect. The Administrative Agent shall promptly notify each Lender of its receipt of notice from the Borrower electing to cancel all or reduce a portion of the Aggregate Commitment. Each reduction of the Aggregate Commitment shall cancel each Lender's Commitment ratably in proportion to the ratio that such Lender's Commitment bears to the Aggregate Commitment.

         SECTION 2.7. Method of Borrowing. Not later than 12:00 p.m. Chicago time on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago, to the Administrative Agent at its address specified pursuant to Article 13. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Borrower's account number 3901-8523 at Citibank, N.A., New York, NY, ABA number 021-0000-89. Notwithstanding the foregoing provisions of this Section 2.7, but subject in the case of Swing Loans to the provisions of Section 2.2.3, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of the maturing Loan.

         SECTION 2.8. Method of Borrowing Swing Loan. The Borrower shall deliver a written request to the Administrative Agent, which must be received by the Administrative Agent at or prior to 12:00 p.m. (Chicago time) on the requested Borrowing Date, specifying: (1) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 and in multiples of $100,000 if in excess thereof; (2) the requested Borrowing Date, which shall be a Business Day and (3) the Borrower's Rate Option, which can be either (i) ABR or (ii) a mutually agreed upon money market rate. The Administrative Agent will make such Swing Loan available to the Borrower in immediately available funds, at the Borrower's account number 3901-8523 at Citibank, N.A., New York, NY, ABA number 021-0000-89.

         SECTION 2.9. Method of Selecting Rate Options and Interest Periods. The Borrower shall select the Rate Option and Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. Chicago time on the Borrowing Date of each ABR

Advance or each Swing Loan to bear interest at a mutually agreed upon money market rate, and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying: (a) the Borrowing Date, which shall be a Business Day, of such Advance, (b) the aggregate amount of such Advance, (c) the Rate Option selected for such Advance, and (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance.

         SECTION 2.10. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each ABR Advance (other than Swing Loans) shall be in the minimum amount of $1,000,000 (and in multiples of $500,000), provided, however, that any ABR Advance may be in the amount of the unused Aggregate Commitment.

         SECTION 2.11. Rate after Maturity. Any applicable Advance not paid at maturity thereof, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the ABR, plus 2% per annum.

         SECTION 2.12. Method of Payment. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction, or counterclaim, and in immediately available funds, by 12:00 p.m. (Chicago time) on the date when due and shall be made ratably (except for Swing Loans) among the Lenders, to the Administrative Agent at the Administrative Agent's address specified pursuant to Article 13 or at any other Lending Installation in the U.S. of the Administrative Agent specified in writing by the Administrative Agent to the Borrower. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article 13 or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.

         SECTION 2.13. Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note; provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend Advances and effect Rate Option selections based on telephonic notices made by any person or persons, the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an Authorized Representative. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         SECTION 2.14. Interest Payment Dates; Interest Basis. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period and on any date on which the Advance is prepaid or repaid, whether due to acceleration or otherwise. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.

Interest accrued on each ABR Advance shall be payable on each Payment Date, on the date such ABR Advance is paid or converted into a Eurodollar Advance and on the Commitment Termination Date. Interest on all Eurodollar Rate Loans and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on ABR Loans shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         SECTION 2.15. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice and prepayment notice received by it hereunder. The Administrative Agent will notify each Lender and the Borrower of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender and the Borrower prompt notice of each change. Each Reference Lender agrees to furnish timely information for the purpose of determining the Eurodollar Rate.

         SECTION 2.16. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time; provided, that no Lender shall select a Lending Installation that shall impose any additional material cost on the Borrower. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         SECTION 2.17. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) to the case of payment by a Lender, the federal funds rate for such day (as determined by the Administrative Agent) or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Advance. If any Lender fails to make its scheduled payment, the Administrative Agent agrees to provide the Borrower with reasonable assistance in locating a

Lender (reasonably acceptable to the Administrative Agent) which will agree to assume the Commitment of the defaulting Lender under this Agreement.

         SECTION 2.18. Voluntary Prepayments. Advances bearing interest based at the ABR Rate may be prepaid at any time without penalty on one Business Day's prior written notice in a minimum amount of $1,000,000. Advances bearing interest based on the Eurodollar Rate may be paid prior to the last day of the applicable Interest Period upon three Business Days' prior written notice, subject to the payment of any funding indemnification amounts required by
Section 3.4, in a minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof).

         SECTION 2.19. Conversion and Continuation of Outstanding Advances. ABR Advances shall continue as ABR Advances unless and until paid or converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into an ABR Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into an ABR Advance. Subject to the terms of Section 2.10, the Borrower may elect from time to time to convert all or any part of an Advance of any type into another type of Advance; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Chicago time) the Business Day, in the case of a conversion into an ABR Advance, or three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying; (i) the requested date which shall be a Business Day, of such conversion or continuation; (ii) the aggregate amount and type of the Advance which is to be converted or continued; and (iii) the amount and type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

         SECTION 2.20. Interest.

         SECTION 2.20.1 Interest Rates. The Borrower may elect that Advances (other than Swing Loans the interest rate basis for which shall be elected pursuant to Section 2.8) accrue interest at a rate per annum: (i) on that portion maintained from time to time as an ABR Advance, equal to the ABR from time to time in effect; and (ii) on that portion maintained as a Eurodollar Advance, during each Interest Period applicable thereto, equal to the Eurodollar Rate for such Interest Period.

         SECTION 2.20.2 Usury Recapture. In the event the rate of interest chargeable under this Agreement or the Notes at any time (calculated after giving effect to all items charged which constitute "interest" under applicable laws, including fees and margin amounts, if applicable) is greater than the Maximum Rate, the unpaid principal amount of the Notes shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Notes equals the amount of interest which would have been paid or accrued on the Notes if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Notes if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Notes if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Notes. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Notes, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

         SECTION 2.21. Withholding Tax Exemption. Subject to the other provisions of this Section 2.21, all payments by the Borrower in respect of principal, interest, fees and other amounts due hereunder or under the Notes shall be made, free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto, excluding income and franchise and ad valorem taxes of, in the case of each Lender and the Agents, of the jurisdiction under the laws of which such Lender or the Agents (as the case may be) is organized and, in the case of each Lender, of the jurisdiction of such Lender's Lending Installation and any political subdivision or taxing authority of either thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender (or Lending Installation) that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender (or Lending Installation) is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender (or Lending Installation) which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender (or Lending Installation) is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender (or Lending Installation) from duly completing and delivering any such form with respect to it and such Lender (or Lending Installation) advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, in which case such Lender shall deliver to the Borrower and Administrative Agent the required number of any form or certificate it is eligible to provide to reduce the amount of such withholding or deduction. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) represents and warrants to the Borrower and to the Administrative Agent that on the date hereof such Lender (i) is engaged in the active conduct of a trade or business in the United States and that it will make its Loans through a branch or office located in the United States (or otherwise is entitled to deliver accurate and complete signed copies of Internal Revenue Service Form 4224), or
(ii) is exempt from U.S. withholding taxes with respect to payments to be made to such Lender hereunder in accordance with current U.S. Federal income tax law and the current provisions of a tax treaty to which the United States is a party. If such representation and warranty shall prove to be untrue as to any Lender or withholding taxes otherwise become applicable otherwise than as a result of a change in a treaty, law or regulation, the Borrower shall not be obligated to reimburse such Lender under this Section 2.21 with respect to such withholding tax on interest, and, to the extent, if any, that such Lender shall have received such reimbursement, it shall repay the amount thereof to the Borrower or the Administrative Agent, as applicable. If any Lender receives a refund of or a credit for Taxes for which the Borrower has paid or reimbursed such Lender pursuant to this Section 2.21, such Lender shall pay to the Borrower an amount equal to all or such portion of the net benefit actually received by such Lender as such Lender shall reasonably allocate to this Agreement.

         Any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses) which are not paid by the Borrower pursuant to and as required by this Section 2.21 shall be paid by, the Lender which received the principal, interest or fees in respect of which such Taxes or related liabilities are payable. Any and all present or future Taxes which are required by law to be deducted or withheld from or in respect of any sum payable hereunder to any Lender and which are not paid by the Borrower pursuant to and as required by this Section 2.21 will be deducted or withheld by the Administrative Agent without any increase in the sum payable. Each Lender agrees to indemnify each Agent and hold each Agent harmless for the full amount of any and all present or future taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to such Agent under this Section 2.21) which are imposed on or with respect to principal; interest, or fees payable to such Lender hereunder and which are not paid by the Borrower pursuant to this Section 2.21, whether or not such taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Agent makes written demand therefor.

         If any Taxes specified in this Section 2.21 are asserted to be due from any Lender or Agent, such Lender or Agent will notify the Borrower (with a copy to the Administrative Agent) of such claim. Such Lender or Agent, as the case may be, may pay such asserted taxes, and the Borrower will indemnify such Lender or Agent for such payments, together with any interest, penalties and expenses in connection therewith, with interest thereon at the rate specified in Section
2.11 (calculated as if such payments constituted overdue amounts as of the date of making such payments), unless within 10 days after its receipt of such notification, the Borrower pays such asserted Taxes (and supplies such Lender or Administrative Agent with evidence of such payment) or (i) the Borrower notifies such Lender or Administrative Agent that the Borrower intends to contest in good faith and by appropriate proceedings the claim for such taxes asserted against such Lender or Agent, (ii) counsel for such Lender or Agent advises such Lender or Agent that it may withhold such payment without incurring thereby any additional legal liability (other than an obligation to pay interest thereon) and (iii) the Borrower indemnifies such Lender or Agent for any additional interest, payment, expenses or liabilities incurred by reason of its failure to make such payment when originally asserted.

         Without prejudice to the survival or termination of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in this
Section 2.21 shall survive the payment in full of the Notes.

         SECTION 2.22. Agent's Fees. In order to compensate Bank One for the cost and expense of acting as Administrative Agent under this Agreement, the Borrower hereby agrees to pay to Bank One the fees agreed to between the Borrower and Bank One with respect to its activities in administering this Agreement.

         SECTION 2.23. Increase of Aggregate Commitments. Following the Closing Date, if no Event of Default then exists, the Borrower shall have the right, without the consent of the Lenders, to increase the amount of the Aggregate Commitment by adding to this Agreement one or more lenders reasonably acceptable to the Administrative Agent (which lenders shall, upon completion of the requirements stated in this Section 2.23 constitute Lenders hereunder), or by allowing one or more Lenders to increase their respective Commitments hereunder, provided that (a) the sum of the then current Aggregate Commitment plus such added Commitments plus any increases in current Commitments shall not be greater than $225,000,000, (b) no Lender's Commitment shall be increased without the consent of such Lender, (c) no Person shall be added to this Agreement without its consent, and (d) on the effective date of any such increase or addition, there shall either be no Advances outstanding or arrangements satisfactory to the Administrative Agent have been made to prepay all outstanding Advances, together with accrued interest thereon and any amounts payable pursuant to
Section 3.4. Any prepayment made by the Borrower in accordance with the preceding subsection (d) of this Section 2.23 may be made with the proceeds of an Advance made by all the Lenders in connection with an increase in the Aggregate Commitments pursuant to this Section 2.23. The Borrower shall give the Administrative Agent five (5) Business Days' notice of the Borrower's intention to increase any existing Commitments or add a new lender pursuant to this
Section 2.23. Such notice shall specify each new lender, if any, the changes in amounts of any existing Commitments and the Aggregate Commitment that will result, the date on which such addition or change is to occur (which shall be a Business Day), and such other information as is reasonably requested by the Administrative Agent. Each new lender agreeing to be added to this Agreement, and each Lender agreeing to increase its Commitment, shall execute and deliver to the Administrative Agent a New Lender Agreement in substantially the form of Exhibit F-1 or a Commitment Increase Agreement in substantially the form of Exhibit F-2, pursuant to which it becomes a party hereto or increases its Commitment, as the case may be. In addition, an Authorized Officer of the Borrower shall execute and deliver a Facility Note in the principal amount of the Commitment of each new lender, or a replacement Facility Note in the principal amount of the increased Commitment of each Lender agreeing to increase its Commitment, as the case may be. Each such Facility Note shall be dated the effective date of the pertinent New Lender Agreement or Commitment Increase Agreement, as the case may be, shall be properly completed, and shall otherwise be in substantially the form of Exhibit A-1. Upon execution and delivery to the Administrative Agent of the Facility Note and execution by the Administrative Agent of the relevant New Lender Agreement or Commitment Increase Agreement, as the case may be, such new lender shall constitute a "Lender" hereunder with a Commitment as specified therein, or such Lender's Commitment shall increase as specified therein, as the case may be, and the Administrative Agent shall notify the Lenders of such addition or increase.

                                   ARTICLE 3

                             CHANGE IN CIRCUMSTANCES

         SECTION 3.1. Yield Protection. If any change in after the date hereof, or introduction of, any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance of any Lender therewith, (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Eurodollar Loans or other amounts due it hereunder, or (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, or (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation In connection with Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender specifying, in reasonable detail, the nature of the change or introduction, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment. The Borrower shall not be obligated to compensate any Lender pursuant to this Section 3.1 for any amounts attributable to a period more than 120 days prior to the giving of notice by such Lender to the Borrower of its intention to seek compensation under this Section 3.1 or its request therefor.

         SECTION 3.2. Changes in Capital Adequacy Regulations. If a Lender determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender, or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans, or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy being applied with respect to customers similarly situated to Borrower with whom such Lender has a contractual right to so charge such amounts). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. The Borrower shall not be obligated to compensate any Lender pursuant to this Section 3.2 for any amounts attributable to a period more than 120 days prior to the giving of notice by such Lender to the Borrower of its intention to seek compensation under this Section 3.2 or its request therefor.

         SECTION 3.3. Availability of Types of Advances. If any Lender determines that maintenance of any of its Eurodollar Loans at a suitable Lending installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall suspend the availability of Eurodollar Advances and require any Eurodollar Advances to be converted into ABR Advances. If the Majority Lenders determine that (i) deposits of a type or maturity appropriate to match fund Eurodollar Advances are not available, the Administrative Agent shall suspend the availability of Eurodollar Advances with respect to any Eurodollar Advances made after the date of any such determination until such time as deposits of a type or maturity appropriate to match fund Eurodollar Advances are made available, or (ii) after giving effect to amounts payable under Sections 3.1 and 3.2 an interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making a Eurodollar Advance, then, if for any reason whatsoever the provisions of
Section 3.1 are inapplicable, the Administrative Agent shall suspend the availability of Eurodollar Advances with respect to any Eurodollar Advances made after the date of any such determination.

         SECTION 3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made or converted on the date specified by the Borrower for any reason other than default by the relevant Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance. The Borrower shall not be obligated to compensate any Lender pursuant to this
Section 3.4 for any amounts attributable to a period more than 120 days prior to the giving of notice by such Lender to the Borrower of its intention to seek compensation under this Section 3.4 or its request therefor.

         SECTION 3.5. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 3.1 or to avoid the unavailability of a Rate Option under Section 3.3, so long as such designation is not disadvantageous to such Lender as determined by such Lender in good faith. A written statement of a Lender as to the amount due under Section 3.1, 3.2 or 3.4 shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and
3.4 shall survive payment of the Obligations and termination of this Agreement.

         SECTION 3.6. Replacement of Lenders. If any Lender is unable to make a Eurodollar Loan pursuant to Section 3.3, is subject to increased costs pursuant to Section 3.1, 3.2 or 3.4, fails to designate an alternate Lending Installation pursuant to Section 3.1 or 3.5, or is owed or reasonably anticipates being owed additional amounts pursuant to Section 3.1 or 3.2 and fails to take action to the extent required under Section 3.1, 3.2 or 3.5 to avoid or reduce any such additional amounts, the Borrower shall have the right, if no Event of Default then exists, to replace such Lender with another financial institution reasonably acceptable to the Administrative Agent provided that (i) such financial institution shall unconditionally offer in writing (with a copy to the Administrative Agent) to purchase, in accordance with Section 12.3.2, all of such Lender's rights and obligations under this Agreement and the Notes, without recourse or expense to, or warranty (except warranty of ownership which is free and clear of any adverse claims) by, such Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Notes payable to such Lender plus accrued but unpaid fees and interest in respect of such Lender's commitment hereunder to the date of such purchase on a date therein specified, (ii) the obligations of the Borrower owing pursuant to Section 3.1,
3.2 and 3.4 to the Lender being replaced, shall be paid in full to the Lender being replaced concurrently with such replacement, (iii) the replacement financial institution shall execute a Notice of Assignment pursuant to which it shall become a party hereto as provided in Section 12.3.2 and shall pay the processing fee required pursuant to such section, and (iv) upon compliance with the provisions for assignment provided in Section 12.3 and the payment of amounts referred to in clause (i), the replacement financial institution shall constitute a "Lender" hereunder and the Lender being so replaced shall no longer constitute a "Lender" hereunder, provided that (x) if such Lender accepts such an offer and such financial institution fails to purchase on such specified date in accordance with the terms of such offer, the Borrower shall continue to be obligated to pay the increased cost, amounts, expenses and taxes under Sections 3.1, 3.2 and 3.4 above to such Lender and (y) if such Lender fails to accept such purchase offer, the Borrower shall not be obligated to pay such Lender such increased cost pursuant to such sections from and after the date of such purchase offer.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

         SECTION 4.1. Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless (x) all obligations of the Borrower under its Credit Agreement dated as of June 16, 1997, as amended, are concurrently paid in full, (y) there shall have occurred since March 20, 2002, no material adverse change in the primary or secondary loan syndication markets or capital markets generally that would impair syndication of the Facility, and (z) the Borrower has furnished the following (each dated the date of such initial Advance) to the Administrative Agent with sufficient copies for the Lenders:

                  (a) Copies of the Partnership Agreement of the Borrower and the Operating Agreement, together with all amendments thereto, and copies of the articles of incorporation or partnership agreement of each Partner, each certified by an Authorized Officer or a Partner, as applicable, as being true, correct and complete.

                  (b) Copies, certified by an Authorized Officer, of resolutions authorizing the execution by the Borrower of the Loan Documents.

                  (c) An incumbency certificate, executed by an Authorized Officer, which shall identify by name and title and bear the signature of the Authorized Representatives to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agents and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

                  (d) A certificate, signed by the Vice President, Finance and Treasurer of the Operator, stating that on the initial Borrowing Date no Default or Event of Default has occurred and is continuing.

                  (e) Written opinions of the General Counsel of the Operator and Andrews & Kurth, L.L.P., addressed to the Agents and the Lenders in substantially the forms of Exhibits "B-1" and "B-2" hereto.

                  (f) Notes payable to the order of each of the Lenders.

                  (g) A certificate setting forth the Borrower's insurance coverage and insurers as of the Closing Date.

                  (h) A certificate of an Authorized Officer dated on the Closing Date certifying that on the Closing Date (i) the representations and warranties contained in Article 5 are true and correct as of the Closing Date, (ii) there has occurred no material adverse change in the consolidated financial condition of the Borrower from that reflected in the Borrower's financial statements as of December 31, 2001, and (iii) since December 31, 2001, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower which could reasonably be expected to have a Material Adverse Effect.

                  (i) Such other documents as any Agent or its counsel or the Majority Lenders may have reasonably requested.

         SECTION 4.2. Each Loan. No Lender shall be required to make any Loan on the applicable Borrowing Date, unless on such date:

                  (a) There exists no Default or Event of Default.

                  (b) The representations and warranties contained in Article 5, are true and correct as of such Borrowing Date, except for changes in the Schedules hereto reflecting transactions permitted by, and transactions not prohibited by, this Agreement.

                  (c) All legal matters incident to the making of such Loan shall be satisfactory to the relevant Lenders and their counsel.

         Each Borrowing Notice with respect to each such Loan shall constitute a representation and warranty by the Borrower that the conditions contained in
Section 4.2(a) and (b) have been satisfied.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Agents and the Lenders that:

         SECTION 5.1. General Partnership Existence and Standing. The Borrower is a general partnership duly formed, validly existing and in good standing under the laws of the State of Texas and has all requisite authority to own its assets and to conduct its business in each jurisdiction in which its business is conducted except where failure to have such authority would not have a Material Adverse Effect. The Operator is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite authority to own its assets and to conduct its business in each jurisdiction in which its business is conducted except where failure to have such authority would not have a Material Adverse Effect.

         SECTION 5.2. Authorization and Validity. The Borrower has the partnership power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper partnership proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except that the enforceability of obligations under agreements is subject to general principles of equity (regardless of whether such enforceability is considered at law or in equity).

         SECTION 5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary of the Borrower or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary of the Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or any Subsidiary of the Borrower pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, which could have a Material Adverse Effect or result in liability to the Lenders if not obtained, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         SECTION 5.4. Financial Statements. The December 31, 2001 consolidated financial statements of the Borrower heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower at such date and the results of its operations for the period then ended.

         SECTION 5.5. Material Adverse Change. No Material Adverse Effect has occurred since the date of the financial statements referred to in Section 5.4.

         SECTION 5.6. Taxes. The Borrower and each Subsidiary of the Borrower has filed all tax returns which are required to be filed and has paid all taxes and assessments due pursuant to said returns or pursuant to any assessment received by such Person, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or which if not timely paid could not reasonably be expected to have a Material Adverse Effect or result in liability to the Lenders. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and each Subsidiary of the Borrower in respect of any taxes or other governmental charges are adequate in all material respects.

         SECTION 5.7. Litigation and Contingent Obligations. Except as disclosed on the Borrower's SEC Form 10-K filed on March 29, 2002 or as set forth on
Schedule 5.7 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of the Authorized Officers, threatened against or affecting the Borrower or any Subsidiary of the Borrower which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4 which could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.8. Subsidiaries. At the Closing Date, the Borrower has no Subsidiaries. The Borrower has no Subsidiaries that have not been disclosed in writing to the Administrative Agent.

         SECTION 5.9. ERISA. Neither the Borrower nor any Subsidiary of the Borrower sponsors nor has any obligation to contribute to any ERISA Plans.

         SECTION 5.10. Accuracy of Information. All factual information (taken as a whole) heretofore or contemporaneously furnished by the Borrower in writing to any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein was true and accurate in all material respects on the date as of which such information was dated or certified and is not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

         SECTION 5.11. Representation with Respect to Regulations T, U and X. No part of the proceeds of the Borrowings will be used to purchase or carry margin stock (as defined in Regulations T, U and X) in violation of Regulation T, U or X, nor will the execution, performance or delivery by the Borrower of the Notes or the Loan Documents, nor the application of the proceeds of the Borrowings in accordance herewith, violate Regulation T, U or

X. Neither the Borrower nor any Subsidiary of the Borrower is engaged principally, nor is one of their important activities in the business of extending credit for the purpose of buying or carrying margin stock, and both before and after giving effect to all of the transactions contemplated herein, less than 25% of the assets of the Borrower and its Subsidiaries consists of margin stock.

         SECTION 5.12. Compliance With Laws, Approvals, etc. The Borrower is in compliance with its Tariff, and the Borrower and its Subsidiaries are in compliance with all applicable statutes, rules, regulations, orders and restrictions (including Environmental Laws), and has obtained all necessary permits, authorizations and approvals, of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its businesses or the ownership of its respective Property other than those for which application has been made or will be made and which are reasonably expected to be received in the ordinary course of business, except where the failure to so comply or to have so obtained would not singly or in the aggregate have a Material Adverse Effect.

         SECTION 5.13. Environmental Matters. Neither the Borrower nor any Subsidiary of the Borrower is subject to any liability or obligation for remedial action under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry of the Borrower or any Subsidiary of the Borrower or any of their respective Properties (i) pertaining to any violation of any Environmental Law relating to Hazardous Materials, or
(ii) which could reasonably be expected to result in any requirement that the Borrower or any Subsidiary of the Borrower conduct any clean-up or remediation activities with respect to any Hazardous Materials which could reasonably be expected to have a Material Adverse Effect. There are no Hazardous Materials located on or under any of the properties of the Borrower or any Subsidiary of the Borrower (other than petroleum products which are located thereon in the ordinary course of business and in a manner which does not constitute a violation of applicable Environmental law) which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary of the Borrower has caused or permitted any Hazardous Material to be disposed of on or under or released from any of their respective Properties which disposal or release could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary of the Borrower has knowledge of any violation of any Environmental Law by any previous owner of any of their respective Properties that could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.14. Ownership of Properties; Liens. Each of the Borrower and each Subsidiary of the Borrower has good and marketable title to all Properties purported to be owned by it (other than easements against the Property of the Borrower, with respect to which the Borrower has sufficient title to permit the Borrower to operate the Pipeline), as reflected in the most recent consolidated balance sheet of the Borrower delivered pursuant hereto, or purported to have been acquired by the Borrower or any Subsidiary of the Borrower after said date (except as sold or otherwise disposed of in the ordinary course of business), in all cases free and clear of Liens not permitted by Section 6.2.7 hereof. Except as shown in Schedule 5.14, each of the Borrower and each Subsidiary of the Borrower enjoy peaceful and undisturbed possession under all leases of real property upon which facilities operated by it are situated, and all such leases are valid and subsisting and in full force and effect and neither the Borrower, nor any Subsidiary of the

Borrower, nor, to the knowledge of the Borrower, any of the respective other parties thereto is in default in any material respect under any such lease.

         SECTION 5.15. Investment Company Act. Neither the Borrower nor any Subsidiary of the Borrower is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 5.16. Public Utility Holding Company Act. The Borrower is not and its Subsidiaries are not subject to or are exempt from regulation as, a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

         SECTION 5.17. Insurance. As of the Closing Date, the certificate provided pursuant to Section 4.1(g) and signed by an Authorized Representative of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower and that has been furnished by the Borrower to the Administrative Agent and the Lenders, is complete and accurate in all material respects.

         SECTION 5.18. Default. No Default or Event of Default has occurred and is continuing.

         SECTION 5.19. Partnership Agreement; Operating Agreement. The Partnership Agreement and the Operating Agreement are in full force and effect.

                                    ARTICLE 6

                                    COVENANTS

         During the term of this Agreement, unless the Majority Lenders shall otherwise consent in writing:

         SECTION 6.1. Affirmative Covenants.

         SECTION 6.1.1 Financial Reporting. The Borrower will furnish to the
Lenders:

                  (a) As soon as available, and in any event within sixty (60) days after the end of each of the first three quarterly periods of each of its fiscal years, a consolidated balance sheet of the Borrower as of the end of such quarter, and consolidated statements of income, cash flows and changes in partners' capital of the Borrower for a period commencing at the end of the previous fiscal year and ending with the end of such quarter, prepared in accordance with GAAP on a consolidated basis for the Borrower.

                  (b) As soon as available and in any event within 120 days after the close of each of its fiscal years, an audit report certified by independent certified public accountants, acceptable to the Administrative Agent, together with a consolidated balance sheet of the Borrower as of the end of such Fiscal year, and consolidated statements of income, cash flows and changes in partners' capital of the Borrower for each fiscal year prepared in accordance with GAAP on a consolidated basis for the Borrower.

                  (c) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit "C" hereto signed by an Authorized Officer (a "Compliance Certificate") certifying that the financial statements fairly present the Borrower's financial condition and results of operations and showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

                  (d) Promptly after becoming aware thereof, written notice of any litigation which could reasonably be expected to result in a judgment against the Borrower or any Subsidiary of the Borrower in excess of $25,000,000, net of insurance coverage which is reasonably expected to be paid by the insurer, or other event or condition which could reasonably be expected to have a Material Adverse Effect.

                  (e) Within 10 days after the distribution or filing thereof, copies (excluding exhibits, which will be provided on request) of all financial information the Borrower makes generally available to its security holders (other than to the Partners in their capacity as such) and copies of all annual and quarterly reports of the Borrower which the Borrower files with the Securities and Exchange Commission and all annual financial reports which the Borrower files with FERC or the Department of Energy.

                  (f) Within 10 Business Days after an executive officer of the Borrower or the Operator becomes aware of the occurrence of any Event of Default or Default, a written statement of an executive officer of the Borrower or the Operator which sets forth, so far as is known to such officer, the relevant details of such Event of Default or Default and the action which the Borrower has taken or proposes to take with respect thereto.

                  (g) Within 10 Business Days after the commencement thereof or after an executive officer of the Borrower or the Operator becomes aware that the Borrower or any Subsidiary of the Borrower has been made a party thereto, whichever occurs later, notice of all actions, suits or proceedings before any court or governmental authority or regulatory body or arbitrator to which the Borrower or any Subsidiary of the Borrower is a party and which, in the good-faith opinion of the operator, presents a reasonable possibility of having a Material Adverse Effect.

                  (h) Within 10 Business Days after an executive officer of the Borrower or the Operator becomes aware of the occurrence of any material default under any Service Agreement (other than a T-1R Service Agreement) with a Shipper or any action or inaction by itself or any Shipper which but for the lapse of time or the giving of notice or both would become a material default under its Service Agreement which could reasonably be expected to have a Material Adverse Effect, a written statement of an executive officer of the Borrower or the Operator which sets forth, so far as is known to such officer, the relevant details of such default, action or inaction and any action the Borrower or the Shipper has taken or proposes to take with respect thereto.

                  (i) Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary of the Borrower as any Lender or Agent through the Administrative Agent may from time to time reasonably request.

         SECTION 6.1.2 Use of Proceeds. The Borrower will use the proceeds of the Advances to provide (i) funds to refinance certain existing indebtedness of the Borrower and (ii) funds for general business purposes; provided that the Borrower will not use any proceeds to fund an Acquisition not approved by the board of directors or other governing body of the target or selling company.

         SECTION 6.1.3 [INTENTIONALLY OMITTED]

         SECTION 6.1.4 Taxes and Other Charges. The Borrower will and will cause each Subsidiary of the Borrower to pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits of Property, as well as all lawful claims for labor, materials, and supplies, which, if unpaid could become a Lien or charge on such property, or any part thereof, except, with regard to any of the foregoing, which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves have been set aside or which, if not paid, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.1.5 Insurance. The Borrower will and will cause each Subsidiary of the Borrower to maintain with financially sound and reputable insurance companies insurance on its Property in such amounts and covering such risks as is consistent with prudent industry practice, and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried, including, without limitation, certificates of insurers, brokers and agents, as to such insurance.

         SECTION 6.1.6 Compliance with Laws. The Borrower will and will cause each Subsidiary of the Borrower to comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Environmental Laws, and obtain, keep, and comply with, all necessary permits, approvals, certificates and licenses in effect and remain in compliance therewith, except in any such case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.1.7 Maintenance of Properties. The Borrower will maintain, preserve, protect and keep its Pipeline in good repair, working order and condition in accordance with prudent industry practices, and make all necessary and proper repairs, renewals and replacements so that its business is carried on in accordance with prudent industry practices, ordinary wear and tear excepted, subject to acts of God, strikes, lockouts, or other industrial disturbances, acts of public enemy, wars, blockades, insurrections, riots, epidemics, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of governments and people, civil disturbances, explosions, blowouts, cratering, breakage or accident to machinery or lines of pipe, shortages and/or governmentally imposed allocations of pipe or other facilities, materials and equipment and any other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the Borrower or which by the exercise of due diligence, the Borrower is unable to overcome. The Borrower shall not be required to settle strikes, lockouts, embargoes or boycotts, or disputes with governmental authorities, by acceding to the demands of the opposing party, or any such authority, when such course is inadvisable in the discretion of the Borrower.

         SECTION 6.1.8 Inspection. The Borrower will and will cause each Subsidiary of the Borrower to permit the Agents and the Lenders, by their respective representatives and agents, to visit and inspect any of their respective Property, partnership books and financial records, to audit and examine and make copies of their respective books of accounts and other financial records (and after the occurrence and during the continuance of a Default, other records), and to discuss their respective affairs, finances and accounts with, and to be advised as to the same by, their respective officers upon reasonable advance notice, and at such reasonable times (during normal business hours) and intervals as the Agents and the Lenders may designate; provided, however, that during such time as no Default or Event of Default has occurred and is continuing, visits, inspections and audits by the Agents and the Lenders shall be conducted at their own risk, cost and expense and on the same date and not more often than once during any calendar quarter, unless otherwise agreed by the Borrower.

         SECTION 6.1.9 Maintenance of Books and Records. The Borrower will and will cause each Subsidiary of the Borrower to maintain proper books of record and account in which such Person will make full, true, and correct entries, all in accordance with GAAP, of all dealings and transactions pursuant to any law or GAAP with respect to which such Person is required to maintain written records in relation to its business and activities.

         SECTION 6.1.10 Pari Passu Status. The Borrower will ensure that the claims and rights of the Lenders against it under this Agreement will not be subordinate to, and will rank at all times at least pari passu with, all other Indebtedness including the Borrower's Senior Notes. The Borrower will not amend, modify or supplement any Note Purchase Agreements, the Indentures or the Senior Notes in any manner which would make them materially more onerous to the Borrower than the provisions of this Agreement and the Notes as in effect from time to time.

         SECTION 6.1.11 Tariff. The Borrower will use its best efforts to cause the Borrower's Tariff to remain effective at all times.

         SECTION 6.1.12 Preservation of Rights, Etc. Subject to the provisions of Section 14 of the Partnership Agreement, the Borrower will use its best efforts to maintain such authorizations as may be required to enable it to do business as a general partnership wherever the nature of its Property or of its activities requires such authorizations and to preserve and maintain its rights, franchises, leases, licenses and privileges in all jurisdictions where necessary in light of its business or Properties (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect).

         SECTION 6.1.13 Shipper Credit Quality. The Borrower will require all Shippers to meet the credit worthiness standards of the Borrower's Tariff and the Borrower's historical credit practices (except to the extent changes to such credit practices are required as a result of any FERC proceeding) and, if necessary, to provide credit enhancement consistent with Borrower's Tariff and such credit practices.

         SECTION 6.2. Negative Covenants.

         SECTION 6.2.1 Limitation on Negative Pledges. The Borrower will not and will not permit any Subsidiary of the Borrower to agree to, create, assume, or permit to exist, any Negative Pledge binding on it which covers any of its respective Property, assets or revenues except pursuant to the Note Purchase Agreements, the Indentures or agreements evidencing Indebtedness permitted pursuant to Section 6.3.

         SECTION 6.2.2 Limitation on Other Business. The Borrower will not and will not permit any Subsidiary of the Borrower to engage in any business other than the operation of the Pipeline; the construction and operation of additions, extensions and expansions related to the Pipeline; the ownership and operation of any other pipelines; gas storage facilities and related equipment and Property; and services related to the transportation and marketing of natural gas.

         SECTION 6.2.3 Merger; etc. The Borrower will not and will not permit any Subsidiary of the Borrower to merge or consolidate with or into any other Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its business and assets (whether now owned or hereafter acquired) to, any Person, except pursuant to Section 14 or Section 15 of the Partnership Agreement, provided in each case that the surviving Person shall unconditionally assume, in writing, each and every obligation of the Borrower or any Subsidiary of the Borrower, as applicable, under the Loan Documents to which the Borrower or such Subsidiary is or becomes a party.

         SECTION 6.2.4 Sale of Assets. The Borrower will not and will not permit any Subsidiary of the Borrower to lease, sell or otherwise dispose of its respective Property, to any other Person except: (a) sales of inventory and other assets in the ordinary course of business, (b) leases, sales or other dispositions of its Property that, together with all other Property of the Borrower or any Subsidiary of the Borrower, as applicable, previously leased, sold or disposed of (other than Property otherwise permitted to be sold, leased, or otherwise disposed of pursuant to this Section 6.2.4) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a substantial portion of the Property of the Borrower or any Subsidiary of the Borrower, as applicable, (c) sales of assets which are concurrently leased back, and (d) dispositions of assets which are obsolete or no longer used or useful in the business of the Borrower or any Subsidiary of the Borrower.

         SECTION 6.2.5 Investments and Acquisitions. The Borrower will not and will not permit any Subsidiary of the Borrower to make any loan or advance to any Person, except for advances in the ordinary course of business in the operations of the Pipeline, the construction of additional gas compressor facilities on the Pipeline or the retrofitting of gas compressor facilities existing on the Pipeline, or purchase or otherwise acquire the capital stock, assets or obligations of or any interest in any Person other than

                  (a) Cash equivalents and short-term marketable securities that are rated in one of the two highest letter rating categories (e.g., in the case of S&P, either its AAA or AA (long term) or A1 or A2 (short term) category) by a nationally recognized securities credit rating agency;

                  (b) Purchases or other acquisitions of the capital stock or obligations of, or any interest in, any other Person not in excess in the aggregate for all such purchases and acquisitions of 5% of Partners' Capital, provided that after giving effect to such purchase or acquisition, no Event of Default shall have occurred and be continuing or will result therefrom; or

                  (c) Acquisitions or other asset purchases, provided that after giving effect to such Acquisition or asset purchase, no Event of Default shall have occurred and be continuing or will result therefrom, and upon the effectiveness of the Acquisition the Borrower will remain in compliance with this Agreement.

         SECTION 6.2.6 Restrictions on Distributions. If a Default or Event of Default exists before or after giving effect thereto, the Borrower will not, nor will it permit any Subsidiary to (a) issue (except by a Subsidiary of the Borrower) any preferred interests, other capital stock or interests or any equity interests or securities of any kind, in each case, subject to sinking fund payments or other mandatory redemptions or payments prior to the Facility Termination Date or (b) declare or pay any dividends or make any distributions on its capital stock or interest (other than dividends payable in its own capital stock or interests and dividends payable in cash to the Borrower) or redeem, repurchase or otherwise acquire or retire any of its capital stock or interests at any time outstanding.

         SECTION 6.2.7 Liens. The Borrower will not and will not permit any Subsidiary of the Borrower to create, incur or suffer to exist any Lien in, of or on the Property of the Borrower or any Subsidiary of the Borrower, as applicable, except: (a) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not materially affect the marketability of the same or interfere with the use thereof in the business of the Borrower or any Subsidiary of the Borrower, as applicable; (b) Liens existing on the date hereof (not otherwise permitted pursuant to this Section 6.2.7) and described in Schedule 6.2.7 hereto; (c) Permitted Liens; (d) Liens created by (i) Capitalized Leases permitted by the terms hereof provided that the Liens created by any such Capitalized Lease attach only to the Property leased to the Borrower or any Subsidiary of the Borrower, as applicable, pursuant thereto, and (ii) purchase money Liens securing Indebtedness (including such Liens securing Indebtedness incurred within 12 months of the date on which such Property was acquired) provided that all such Liens attach only to the Property purchased with the proceeds of the Indebtedness secured thereby; (e) Liens on Property of a Person which exist at the time such Person becomes a Subsidiary of the Borrower which Liens were not granted in contemplation of such Person becoming a Subsidiary of the Borrower;
(f) any Liens securing Indebtedness, neither assumed nor guaranteed by the Borrower nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Borrower for substation, metering station, gathering line, transmission line, transportation line, distribution line or right of way purposes, and any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause
(f) does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Subsidiary of the Borrower; and (g) extensions, renewals or replacements of any Lien referred to in Sections 6.2.7(a) through (f), provided that the principal amount of the Indebtedness or obligation secured thereby is not increased and that any such extension, renewal or replacement Lien is limited to the Property originally encumbered thereby.

         SECTION 6.2.8 Affiliates. The Borrower will not and will not permit any Subsidiary of the Borrower to enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower or any Subsidiary of the Borrower and other than distributions to partners of the Borrower) except upon terms not materially less favorable to the Borrower or any Subsidiary of the Borrower, as applicable, than such party would obtain in a comparable arms-length transaction.

         SECTION 6.2.9 Judgments. The Borrower will not and will not permit any Subsidiary of the Borrower to not allow any final judgment for the payment of money in excess of Twenty-Five Million Dollars ($25,000,000) with respect to the Borrower or any Subsidiary of the Borrower rendered against the Borrower or any Subsidiary of the Borrower will to remain undischarged or unbonded for a period of thirty (30) days during which such execution shall not be effectively stayed or deferred.

         SECTION 6.2.10 ERISA. The Borrower will not and will not permit, any Subsidiary of the Borrower or any ERISA Affiliate to maintain or contribute to any Plan without obtaining the prior written consent of the Majority Banks, which consent shall not be unreasonably withheld.

         SECTION 6.2.11 Subsidiary Indebtedness. The Borrower will not permit any Subsidiary to create, incur or suffer to exist any Indebtedness in an aggregate outstanding principal amount (combined with all other Subsidiary Indebtedness then outstanding) at any time in excess of 5% of Partners' Capital at such time.

         SECTION 6.3. Financial Covenants

         SECTION 6.3.1 Ratio of Debt. As of the last day of any fiscal quarter, the Borrower will not permit its ratio of Indebtedness as of such date to EBITDA for the four fiscal quarters then most recently ended to exceed 4.50 to 1.00 on a consolidated basis.

         SECTION 6.3.2 Coverage Ratio At any time, for the four fiscal quarters then ended, the Borrower will not permit its ratio of EBITDA for such period, to Interest Expense for such period to be less than 3.00 to 1.00 on a consolidated basis.

                                    ARTICLE 7

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute an Event of Default:

         SECTION 7.1. False Representation or Warranty. Any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary of the Borrower to the Lenders or any Agent under or in connection with this Agreement or any Loan, or any other Loan Document (excluding any certificate or information) shall be false as of the date on which made, or any certificate or information delivered in connection with this Agreement shall be false in any material respect as of the date on which made.

         SECTION 7.2. Nonpayment of Principal. Nonpayment of interest upon any Note or of any Facility Fee or other obligations under any of the Loan Documents within five days after the same becomes due or nonpayment of principal of any Note when due.

         SECTION 7.3. Breach of Other Terms. The breach by the Borrower or any Subsidiary of the Borrower (other than a breach which constitutes a Default under another provision of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within thirty days (or such other cure period provided herein or in the applicable Loan Document) after an executive officer of the Borrower or the Operator becomes aware thereof.

         SECTION 7.4. Indebtedness. Failure of the Borrower or any Subsidiary of the Borrower to pay any Indebtedness in excess in the aggregate of $10,000,000 when due (giving effect to any applicable grace period with respect thereto); or the default by the Borrower or any Subsidiary of the Borrower in the performance (giving effect to any applicable grace period with respect thereto) of any term, provision or condition contained in any agreement under which any Indebtedness in excess in the aggregate of $10,000,000 was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness in excess in the aggregate of $10,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; provided that upon payment in full of the Senior Notes, the foregoing $10,000,000 amounts shall automatically without further action increase to the lesser of (i) $25,000,000 in aggregate or
(ii) the lowest cross-default or cross-acceleration threshold in any agreement under which Indebtedness of the Borrower or any Subsidiary of the Borrower is created or governed.

         SECTION 7.5. Bankruptcy. The Borrower or any Subsidiary of the Borrower shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) not pay, or admit in writing its inability to pay, its debts generally as they become due, (c) make an assignment for the benefit of creditors, (d) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property,
(e) institute any proceeding seeking an order for relief under the Federal bankruptcy laws or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (f) take any partnership or corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.5 or (g) fail to contest in good faith any appointment or proceeding described in
Section 7.6.

         SECTION 7.6. Appointment of Receiver. Without the application, approval or consent of the Borrower, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary of the Borrower or any substantial part of its property, or a proceeding described in Section 7.5(e) shall be instituted against the Borrower or any Subsidiary of the Borrower and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

         SECTION 7.7. Condemnation. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any of the respective Property of the Borrower or any Subsidiary of the Borrower if such action could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.8. Judgment. Any judgment or order for the payment of money in an aggregate amount greater than the sum of (i) the amount of any insurance receivable by the Borrower or any Subsidiary of the Borrower in respect of such judgments for which the applicable insurer has not denied liability and (ii) either (A) the amount set forth in the judgment default provisions of the Senior Notes (as of the date of this Agreement $10,000,000) as they may be amended or in effect from time to time, but in no event in excess of the lesser of (i) $25,000,000 in aggregate or (ii) the lowest judgment threshold in any agreement under which Indebtedness of the Borrower is created or governed, or (B), if the Senior Notes have been paid in full, the lesser of (i) $25,000,000 in aggregate or (ii) the lowest judgment threshold in any agreement under which Indebtedness of the Borrower is created or governed, shall be rendered against the Borrower or any Subsidiary of the Borrower by a court of competent jurisdiction and such judgment or order shall not be satisfied in accordance with its terms and shall continue unstayed and in effect for 30 days.

         SECTION 7.9. Action to Change Tariff. The Borrower or any Partner or any parent company thereof shall seek, or shall directly or indirectly cause any Person to seek, in any proceeding before the FERC or any other administrative or legal authority in the United States or Canada to rescind or terminate or to have repealed or declared invalid the Tariff, or to suspend, amend or modify the Tariff in any, respect which may reasonably be expected to have a Material Adverse Effect on the Borrower's ability to perform its obligations under the Loan Documents; provided, however, that no Event of Default shall occur under this Section 7.9 solely by reason of the taking of any action required to be taken by any such Person to satisfy the requirements of any order of any court or regulatory authority having jurisdiction.

         SECTION 7.10. Regulatory Action to Change Tariff. Any of the following events shall occur and could reasonably be expected to have a Material Adverse Effect on the Borrower's ability to perform its obligations under the Loan
Documents: (a) the Tariff shall be effectively rescinded, terminated, disavowed, repealed, declared invalid, suspended, amended or modified, or the FERC shall order any such rescission termination, suspension, amendment or modification (and such order shall be unstayed and in effect); or
(b) any government approval at any time required to be obtained or effected to enable the Borrower or any Shipper to perform a material monetary obligation under any Service Agreement shall be effectively withheld, rescinded, terminated, repealed, declared invalid, suspended, amended or modified (and such decision shall be unstayed and in effect).

         SECTION 7.11. Partnership Agreement. Except for an automatic termination thereof in accordance with Section 14 of the Borrower's Partnership Agreement, the Borrower's Partnership Agreement ceases to be in full force and effect.

         SECTION 7.12. Change in Operator. There is a change in Operator of the Borrower without the prior consent of the Majority Lenders.

                                    ARTICLE 8

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         SECTION 8.1. Acceleration. If any Event of Default described in Section
7.5 or 7.6 occurs, the obligations of the Lenders to make Advances hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of any Agent or any Lender. If any other Event of Default occurs, the Majority Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or notice of any other kind, all of which the Borrower hereby expressly waives.

         SECTION 8.2. Amendments. Subject to the provisions of this Article 8, the Majority Lenders (or the Administrative Agent with the consent in writing of the Majority Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default or Event of Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

                  (a) Extend the maturity of any Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon;

                  (b) Reduce the percentage specified in the definition of Majority Lenders;

                  (c) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, any payments required hereunder, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement except as provided in Section 3.6; or

                  (d) Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

         SECTION 8.3. Preservation of Rights. No delay or omission of the Lenders or the Agents to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agents and the Lenders until the Obligations have been paid in full.

                                    ARTICLE 9

                               GENERAL PROVISIONS

         SECTION 9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall survive delivery of the Notes and the making of the Loans herein contemplated.

         SECTION 9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         SECTION 9.3. Taxes. Any taxes (excluding income taxes) payable or ruled payable by Federal or state authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         SECTION 9.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         SECTION 9.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agents and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agents and the Lenders relating to the subject matter thereof.

         SECTION 9.6. Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         SECTION 9.7. Expenses; Indemnification. The costs and expenses of the syndication groups of the Administrative Agent and the Arranger incurred in syndication will be for the account of the Borrower whether or not the transactions herein contemplated are consummated. The Administration Agent's costs and expenses of preparation, negotiation, documentation, administration, amendment and modification of this Agreement and the other Loan Documents and the other documents referred to herein and therein and any amendment, consent or waiver relating thereto or hereto, will be for the account of the Borrower, including reasonable expenses of and fees for attorneys for the Administrative Agent and Banc One Capital Markets, Inc. and other advisors and professionals engaged by the Administrative Agent as more fully described in the fee letter among the Borrower, the Administrative Agent and Banc One Capital Markets, Inc. In addition, the Borrower shall pay the costs and expenses of preserving any rights of the Agents, Arranger, or the Lenders under, or enforcement of this Agreement and the other Loan Documents and the other documents delivered hereunder and thereunder, including, without limitation, costs and expenses sustained by each Lender as a result of any failure by the Borrower to perform or observe its obligations contained in any of the Loan Documents, provided that the Borrower shall only be liable hereunder for the counsel fees and expenses in this regard of legal counsel selected by the Agents (and limited to one law firm in the United States, one law firm in Canada, and one or more correspondent law firms (including local and regulatory counsel) as deemed appropriate by such United States law firm; unless in the reasonable opinion of the Majority Lenders, a conflict of interest exists between one or more of the Agents and the Lenders and the other Agents, in which case Borrower shall be liable for the counsel fees and expenses of one additional law firm selected by the Majority Lenders). The Borrower agrees, to the extent permitted by applicable law, to indemnify, exonerate and hold the Administrative Agent, the Syndication Agent, the Documentation Agents, the Arranger and the Lenders and each of their officers, directors, employees and agents (collectively the "Indemnitees" and individually an "Indemnitee") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable counsel fees and disbursements (collectively the "Indemnified Liabilities") incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the Advances or Loans, or the execution, delivery, performance or enforcement of this Agreement or any Loan Document by any of the Indemnitees, INCLUDING ANY INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNITEE'S OWN NEGLIGENCE, but not any such Indemnified Liabilities arising on account of any Indemnitee's gross negligence or willful misconduct and; provided that the Borrower shall not be liable for any such obligations arising out of any claim made by an Agent, the Arranger, or a Lender against another Agent, the Arranger, or other Lender. If and to the extent the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified liabilities which is permissible under applicable law. The obligations of the Borrower under this Section 9.7 shall survive payment of the Notes.

         SECTION 9.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         SECTION 9.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         SECTION 9.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         SECTION 9.11. Nonliability of Lender. The relationship between the Borrower and the Lenders and the Agents shall be solely that of borrower and lender. Neither the Administrative Agent nor any other Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any other Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         SECTION 9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         SECTION 9.13. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN TEXAS IN ANY ACTION OR PROCEEDINGS ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN HOUSTON, TEXAS.

         SECTION 9.14. [Intentionally Omitted]

         SECTION 9.15. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure to (i) other Lenders, (ii) legal counsel, accountants, and other professional advisors to that Lender, (iii) regulatory officials, (iv) as required by law, regulation, or legal process, (v) in connection with any legal proceeding to which that Lender is a party, and (v) in connection with an actual or proposed sale, assignment, or other disposition or proposed disposition of that Lender's interests hereunder. Confidential information shall not include information that is or becomes generally available to the public (other than as a result of disclosure by the recipient Lender).

         SECTION 9.16. LIMITATION ON AGENT AND LENDER LIABILITY. THE BORROWER AGREES THAT (i) NEITHER ANY AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE BORROWER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THE LOAN DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, INCLUDING RESULTING FROM ANY AGENT'S OR LENDER'S OWN NEGLIGENCE, UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON SUCH AGENT, OR SUCH LENDER, FINAL AND NOT SUBJECT TO REVIEW ON APPEAL, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF SUCH AGENT OR SUCH LENDER, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR KNOWING VIOLATIONS OF LAW AND (ii) SUCH BORROWER WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM AGAINST ANY AGENT OR ANY LENDER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) EXCEPT A CLAIM BASED UPON GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR KNOWING VIOLATIONS OF LAW. WHETHER OR NOT SUCH DAMAGES ARE RELATED TO A CLAIM THAT IS SUBJECT TO THE WAIVER EFFECTED ABOVE AND WHETHER OR NOT SUCH WAIVER IS EFFECTIVE, NEITHER ANY AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY THE LOAN DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON SUCH AGENT OR SUCH LENDER, AS THE CASE MAY BE, FINAL AND NOT SUBJECT TO REVIEW ON APPEAL, THAT SUCH DAMAGES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF SUCH AGENT OR SUCH LENDER, AS THE CASE MAY BE, CONSTITUTING WILLFUL MISCONDUCT OR KNOWING VIOLATIONS OF LAW.

         SECTION 9.17. No Partners' Liability. The Lenders agree for themselves and their respective successors and assigns, including any subsequent holder of any Note, that any claim against the Borrower which may arise under any Loan Document shall be made only against and shall be limited to the assets of the Borrower and that no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Agreement, such Note or any of the other Loan Documents shall be obtained or enforced against any Partner or its assets for the purpose of obtaining satisfaction and payment of such Note, the Indebtedness evidenced thereby or any claims arising thereunder or under this Agreement or any other Loan Document, any right to proceed against the Partners individually or their respective assets being hereby expressly waived, renounced and remitted by the Lenders for themselves and their respective successor and assigns. Nothing in this Section 9.17, however, shall be construed so as to prevent the Agents, any Lender or any other holder of any Note from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon any Partner for the purpose of obtaining jurisdiction over the Borrower.

         SECTION 9.18. Usury Not Intended. It is the intent of the Borrower and each Lender in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of Texas and the United States of America from time-to-time in effect. In furtherance thereof, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith.

                                   ARTICLE 10

                            THE ADMINISTRATIVE AGENT

         SECTION 10.1. Appointment and Authority of Administrative Agent. In order to expedite the various transactions contemplated by this Agreement, each Lender hereby designates and appoints Bank One to act as its agent hereunder, and authorizes Bank One to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, as the case may be, by the terms of this Agreement or any other Loan Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender or Borrower, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. At any time that no Person or Persons are acting as agent hereunder, the Borrower is authorized to deal directly with each Lender for all purposes hereunder including, without limitation, the remittances of amounts then required to be paid hereunder and, in respect to any request or the like purportedly delivered by the Majority Lenders to the Borrower. The Administrative Agent is hereby expressly authorized as agent on behalf of the Lenders, without hereby limiting any implied authority:

                  (a) To receive on behalf of each Lender any payment of principal or interest on the Advances paid to the Administrative Agent, and to promptly distribute to each Lender its pro rata share of all payments so received;

                  (b) To receive all documents and items to be furnished hereunder;

                  (c) To act as nominee for and on behalf of all of the Lenders in and under this Agreement and the other Loan Documents; and

                  (d) To arrange for the means whereby the funds of the Lenders are to be made available to the Borrower.

         SECTION 10.2. Capacity of the Agents. With respect to their commitment to lend hereunder and the Loans made by them, the Agents in their respective capacities as a Lender and not as the Agents as the case may be, shall have the same rights and powers hereunder as the other Lenders and may exercise the same rights and power as though they were not Agents.

         SECTION 10.3. No Liability of the Administrative Agent and Indemnity. Neither the Administrative Agent nor any other Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action taken or omitted to be taken by it or them hereunder or otherwise in connection with the Loan Documents (except for its or such Person's own willful misconduct or gross negligence in not performing a specific administrative duty hereunder), or (ii) responsible in any manner to any Lender or any other Agent for any recitals, statements, representations, or warranties made by Borrower or any officer thereof contained in any Loan Document or in any certificate, report, statement, or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, any Loan Document or far the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document or for any failure of Borrower to perform its obligations under any Loan Document. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or conditions contained in any Loan Document, or to inspect the properties, books, or records of Borrower. To the extent that such Agent is not reimbursed or indemnified by the Borrower, each of the Lenders will indemnify the Agents to the fullest extent permitted by applicable Law pro rata based upon their respective Commitments from and against any and all demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever which may at any time be imposed on, incurred by, or asserted against any Agent in any way relating to or arising out of this or any other Loan Document, or any documents contemplated by or referred to herein, or therein, or the transactions contemplated hereby, or thereby, or any action taken or omitted by any Agent under or in connection with any of the foregoing, INCLUDING RESULTING FROM SUCH AGENT'S OWN NEGLIGENCE (and including, without limitation, any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from any violations or alleged violation of applicable federal or state securities laws, committed by any Person other than such Agent) but not gross negligence or willful misconduct. The agreements in this Section 10.3 shall survive the termination of this Agreement.

         SECTION 10.4. Employees of Administrative Agent. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to advice of counsel pertaining to all matters hereunder. The Borrower has agreed to reimburse the Administrative Agent for actual out-of-pocket expenses incurred by the Administrative Agent and its agents in acting under this Agreement and each other Loan Document and to pay any reasonable legal and out-of-pocket expenses incurred by the Administrative Agent in connection with the development, preparation, negotiation, and execution of the Loan Documents. Each Lender agrees to reimburse the Administrative Agent when applicable, in the amount of its pro rata share based upon its Commitment of any out-of-pocket expenses incurred for the benefit of the Lenders and not reimbursed by the Borrower.

         SECTION 10.5. Reliance. The Administrative Agent shall be entitled to rely on any conversation, notice, consent, certificate, schedule, affidavit, letter, telegram, teletype message, statement, order, or other document believed to be genuine and correct and to have been signed or sent by the proper Person or Persons and, in respect of legal matters, upon an opinion of counsel selected by the Administrative Agent.

         SECTION 10.6. Several Commitments. Except as expressly provided in this
Section 10.6, the obligations of the Lenders under this Agreement are several. The default by any Lender in making a Loan in accordance with its commitment hereunder shall not relieve the other Lenders of their obligations hereunder. In the event of any default by any Lender in advancing its pro rata share of any Advance, a non-defaulting Lender shall be obligated to advance its pro-rata share of such Advance but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. Nothing in this Section
10.6 shall be construed as releasing, modifying, or waiving the obligation of each Lender to forward or deposit its pro rata share of any Advance pursuant to the terms of this Section 10.6 and this Agreement.

         SECTION 10.7. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received notice from a Lender or Borrower referring to this Agreement or other relevant Loan Document, describing such Default or Event of Default and stating that such notice is a "notice of default." Notwithstanding the provisions of the immediately preceding sentence, in the event that any Agent or any Lender knows of any Default or Event of Default such Person shall, as soon as practicable, give notice of same to each other Lender. In the event that the

Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action (unless directions from the Majority Lenders are required therefore under Article 8), with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 10.8. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         SECTION 10.9. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation, the Majority Lenders shall have the right to appoint with the consent of the Borrower which such consent shall not be unreasonably withheld or delayed, on behalf of the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint with the consent of the Borrower which such consent shall not be unreasonably withheld or delayed, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article 10 shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         SECTION 10.10. Syndication Agent, Documentation Agents, and Arranger. None of the Syndication Agent or Documentation Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to Lenders as Lenders. The Arranger shall not have any obligations, liabilities, responsibilities or duties under this Agreement or the other Loan Documents. Without limiting the foregoing, none of the Syndication Agent or Documentation Agents, nor the Arranger, shall have or be deemed to have any fiduciary relationship with any Lender or any other Agent or the Arranger.

                                   ARTICLE 11

                            SETOFF; RATABLE PAYMENTS

         SECTION 11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or (i) any Event of Default described in Section 7.5 or 7.6 occurs or (ii) any other Event of Default occurs and the Majority Lenders agree to terminate the obligations of the Lenders to make Loans hereunder or declare the Obligations to be due and payable, or both, then any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives whether or not the Obligations, or any part thereof, shall then be due.

         SECTION 11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans in a greater proportion than that received by any other Lender (other than in respect of any Swing Loan), such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE 12

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         SECTION 12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights under the Loan Documents and any assignment by any Lender must be made in compliance with Section 12.3. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, and any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         SECTION 12.2. Participations.

         SECTION 12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more Lenders or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents, provided that Participants shall have no voting rights except with respect to amendments which (i) forgive principal of, or interest on, any loan, (ii) postpone any date fixed for the payment of principal of, or interest on, any loan, or (iii) decrease the rates at which interest or fees are payable (in each case, other than as expressly provided in the Loan Documents). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         SECTION 12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan in which such Participant has an interest which (i) forgives principal of, or interest on, any loan, or (ii) postpones any date fixed for the payment of principal of, or interest on, any loan, or (iii) decreases the rates at which interest or fees are payable in each case, other than as expressly provided in the Loan Documents.

         SECTION 12.2.3 Benefit of Setoff and Indemnities. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant, except to the extent such Participant has exercised its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, each agrees to share with the Lenders, any amount received pursuant to the exercise of its right of setoff, in accordance with Section 11.2 as if each Participant was a Lender. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 3.1 and 3.3 with respect to its participation in the Aggregate Commitments outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor tender to such Participant had no such transfer occurred.

         SECTION 12.3. Assignments.

         SECTION 12.3.1 Permitted Assignments. Any Lender may, with the consent of the Administrative Agent, in the ordinary course of its commercial banking business in accordance with applicable law at any time assign to one or more Lenders or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents and the Borrower shall release the assignor Lender for the amount so assigned, provided that each such assignment shall be in an amount not less than the lesser of (a) all of the assigning Lender's interest and (b) $5,000,000. Such assignment shall be substantially in the form of Exhibit E or in such other form as may be agreed to by the Parties thereto. Each Lender may disclose information to prospective participants and assignees, provided such prospective participants and assignees agree to maintain the confidentiality of such information. Unless a Default has occurred and is continuing, the consent of the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an affiliate thereof. The foregoing consents of the Administrative Agent and the Borrower shall be substantially in the form attached as Exhibit "1" to Exhibit "D" hereto and shall not be unreasonably withheld.

         SECTION 12.3.2 Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form of Exhibit "D" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. Such assignment shall be substantially in the form of Exhibit E hereto or in such other form as may be agreed to by the parties thereto and the Administrative Agent. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         SECTION 12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser (each a "Transferee") and any prospective Transferee which agrees to be bound by the confidentiality provisions of Section 9.15 as if it were a Lender any and all financial information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement.

         SECTION 12.5. Tax Treatment. If, pursuant to this Article 12, any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the

Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans,
(ii) to furnish to the transferor Lender, the Administrative Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) to provide the transferor Lender, the Administrative Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                                   ARTICLE 13

                                     NOTICES

         SECTION 13.1. Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if transmitted by facsimile, shall be deemed given when received.

         SECTION 13.2. Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE 14

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile or telephone, that it has taken such action.

                            [Signature pages follow.]

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                    NORTHERN BORDER PIPELINE COMPANY

                                    By:  Northern Plains Natural Gas Company,
                                         Operator


                                    By: /s/ Jerry L. Peters
                                        ----------------------------------------
                                    Name: Jerry L. Peters
                                          --------------------------------------
                                    Title: Vice President, Finance and Treasurer
                                           -------------------------------------

                                    Address:    1111 South 103rd Street
                                                Omaha, Nebraska 68124-1000
                                    Attention:  Director of Finance
                                    Telephone:  (402) 398-7770
                                    Telecopy:   (402) 398-7871

                                    with a copy to:

                                    Ms. Janet Place
                                    Vice President and General Counsel
                                    Northern Plains Natural Gas Company
                                    Address:    1111 South 103rd Street
                                                Omaha, Nebraska 68124-1000
                                    Telephone:  (402) 398-7886
                                    Telecopy:   (402) 398-7780

Commitment                          BANK ONE, N.A.
----------
$35,000,000.01                      individually and as Administrative Agent

Swing Line Commitment
---------------------
$15,000,000                         By: /s/ Helen Carr
                                        ----------------------------------------
                                        Helen Carr
                                        First Vice President

                                    Address:    910 Travis Street
                                                Mail Code TX2.4335
                                                Houston, Texas 77002
                                    Attention:  Helen Carr
                                    Telephone:  (713) 751-3731
                                    Telecopy:   (713) 751-3760

Commitment                          CITIBANK, N.A.
----------                          individually and as Syndication Agent
$35,000,000.00


                                    By: /s/ Amy K. Pincu
                                        ----------------------------------------
                                    Name: Amy K. Pincu
                                          --------------------------------------
                                    Title: Attorney-In-Fact
                                           -------------------------------------

                                    Address:       One Penn's Way
                                                   New Castle, Delaware 19720
                                    Attention:     Diane Stewart
                                    Telephone:     (302) 894-6035
                                    Telecopy:      (302) 894-6120

Commitment                          BANK OF MONTREAL
----------                          individually and as Documentation Agent
$28,333,333.33


                                    By: Cahal B. Carmody
                                        ----------------------------------------
                                    Name: Cahal B. Carmody
                                          --------------------------------------
                                    Title: Director
                                           -------------------------------------

                                    Address:    700 Louisiana Street, Suite 4400
                                                Houston, Texas  77002
                                    Attention:  Cahal Carmody
                                    Telephone:  (713) 546-9750
                                    Telecopy:   (713) 223-4007

Commitment                          SUNTRUST BANK
----------                          individually and as Documentation Agent
$28,333,333.33


                                    By: /s/David J. Edge
                                        ----------------------------------------
                                    Name: David J. Edge
                                          --------------------------------------
                                    Title: Director
                                           -------------------------------------

                                    Address:       303 Peachtree Street
                                                   MC 1929, 10th Floor
                                                   Atlanta, Georgia  30308
                                    Attention:     Mary Crawford Owen
                                    Telephone:     (404) 658-4976
                                    Telecopy:      (404) 827-6270

Commitment                          WACHOVIA BANK, NATIONAL ASSOCIATION
----------                          individually and as Documentation Agent
$28,333,333.33


                                    By: /s/ Russell T. Clingman
                                        ----------------------------------------
                                    Name: Russell T. Clingman
                                          --------------------------------------
                                    Title: Director
                                           -------------------------------------

                                    Address:      1001 Fannin Street, Suite 2255
                                                  Houston, Texas 77002-6709
                                    Attention:    Russell Clingman
                                    Telephone:    (713) 346-2716
                                    Telecopy:     (713) 650-6354

Commitment                       ROYAL BANK of CANADA
----------
$20,000,000.00


                                 By: /s/ David A. McCluskey
                                     -------------------------------------------
                                 Name: David A. McCluskey
                                       -----------------------------------------
                                 Title: Manager
                                        ----------------------------------------

                                 Address:    New York Branch
                                             One Liberty Plaza, 3rd Floor
                                             New York, New York 10006-1404
                                 Attention:  Claro Albay, Liability Officer
                                 Telephone:  (212) 428-6332
                                 Telecopy:   (212) 428-2372

                                 with a copy to:

                                 Royal Bank of Canada
                                 Address:    2800 Post Oak Boulevard, Suite 5700
                                             Houston, Texas 77056
                                 Attention:  David McCluskey
                                 Telephone:  (713) 403-6332
                                 Telecopy:   (713) 403-2372

                                PRICING SCHEDULE


       APPLICABLE        LEVEL I     LEVEL II       LEVEL III       LEVEL IV          LEVEL V
         MARGIN          STATUS       STATUS          STATUS         STATUS           STATUS
       ----------        -------     --------       ---------       --------          -------

  Eurodollar Rate        0.625%       0.725%          0.825%          1.000%           1.250%

   Facility Fee          0.125%       0.150%          0.175%          0.250%           0.375%


         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Level I Status" exists at any date if, on such date, the Borrower's Moody's Rating is A3 or better or the Borrower's S&P Rating is A- or better.

         "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is Baa1 or better or the Borrower's S&P Rating is BBB+ or better.

         "Level III Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower's Moody's Rating is Baa2 or better or the Borrower's S&P Rating is BBB or better.

         "Level IV Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and
(ii) the Borrower's Moody's Rating is Baa3 or better or the Borrower's S&P Rating is BBB- or better.

         "Level V Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status, or Level IV Status.

         "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

         "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

         "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status, or Level V Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as determined by the then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating and no S&P Rating, Level V Status shall exist. If the credit ratings from Moody's and S&P fall within different categories, the Applicable Margin and Applicable Fee Rate shall be based on the higher of the two ratings unless the lower rating is two or more levels below the higher rating, in which case the rating which is one level above the lower rating will apply.


                                       i